GUARANTY

GUARANTY, dated as of June 20, 2007 made by each of the undersigned (each a "**Guarantor**", and collectively, the "**Guarantors**"), in favor of Besser Kapital Fund Ltd., an open ended International Business Company incorporated under the laws of the Commonwealth of the Bahamas and J. Roebling Fund LP, a Delaware limited partnership, (collectively the "**Investors**"), parties to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the "**Securities Purchase Agreement**").

W I T N E S S E T H :

WHEREAS, American Racing Capital, Inc., a Nevada corporation (the "**Parent**"), and the Investors are parties to the Securities Purchase Agreement;

WHEREAS, it is a condition precedent to the Investors purchasing the Notes (as defined below) that the Guarantors execute and deliver to the Investors a guaranty guaranteeing all of the obligations of the Parent under the Securities Purchase Agreement, the Notes and the Transaction Documents (as defined in the Securities Purchase Agreement, the "**Transaction Documents**"); and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Investors to perform under the Securities Purchase Agreement, each Guarantor hereby agrees with each Investor as follows:

SECTION 1. Definitions. Reference is hereby made to the Securities Purchase Agreement and the "Notes" (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "**Notes**") for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the Securities Purchase Agreement or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.

SECTION 2. Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations (as defined in the Security Agreement) of the Parent from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) of the Parent or any Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (such obligations, to the extent not paid by the Parent, being the "**Guaranteed Obligations**"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Investors in enforcing any rights under

this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Parent to the Investors under the Securities Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Parent (each, a "**Transaction Party**").

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Investor with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral (as defined in the Security Documents), or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party; or

(v) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Investor that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Investor or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations) and/or complete conversion of all of the Company's obligations under the